UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2017

YUS INTERNATIONAL GROUP LIMITED
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-52020	90-0201309
(Commission File Number)	(IRS Employer Identification No.)

Room A, Block B, 21/F Billion Centre, 1 Wang Kwong Road Kowloon Bay, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 12, 2017, YUS International Group Limited (the “Company”) acquired 100% of the outstanding equity capital of YUS International Holdings Limited (“YIH”) for US$10,000 from Ho Kam Hang, the Company’s Chief Executive Officer, and Yu Cheung Fai Alex, a director of the Company. This transaction has the effect of making YIH a wholly-owned subsidiary of the Company. YIH is a limited company organized under the laws of Hong Kong. Other than holding dormant bank accounts, YIH has no material assets, liabilities, or operations.

The Company’s board of directors considers the acquisition of the subsidiary to be a prudent investment, as YIH’s presence may facilitate the Company’s future operations in Hong Kong, which is traditionally difficult for foreign-based entities due to governmental regulation prohibitions.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUS INTERNATIONAL GROUP LIMITED

Dated: February 7, 2017	By:	/s/ Yu Ka Wai
Yu Ka Wai
Director

3